AMENDMENT
TO CUSTODIAN AGREEMENT

This Amendment to the Custodian Agreement between RiverPark Funds Trust (the “Trust”), an open-end investment company and a statutory trust organized under the laws of the State of Delaware, on behalf of each series thereof set forth in Appendix A thereto, as may be amended from time to time (each a “Fund” and collectively, the “Funds”) and Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (“BBH” or the “Custodian”) dated September 7, 2010 (the “Agreement”) is dated as of May 9, 2013.

The parties hereto hereby agree to amend the Agreement as follows:

I.           Amendment to the Agreement

Appendix A of the Agreement is hereby amended to include RiverPark Structural Alpha Fund.  Appendix A attached to the Agreement is hereby deleted in its entirety and replace with Appendix A attached hereto.

II.           Miscellaneous

1.           As amended and appended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.           Terms not otherwise defined herein shall have the definitions set forth in the Agreement.

3.           By signing below where indicated, the Trust hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

4.           This Amendment, the Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral.

BROWN BROTHERS HARRIMAN & CO.	RIVERPARK FUNDS TRUST

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

APPENDIX A
To the
Custodian Agreement between
RiverPark Funds Trust, an open-end investment company and a statutory trust organized under the laws of the State of Delaware, on behalf of each series thereof set forth below, as may be amended from time to time, and Brown Brothers Harriman & Co. dated September 7, 2010

Effective as of May 9, 2013

RiverPark Large Growth Fund

RiverPark Wedgewood Fund

RiverPark Short Term High Yield Fund

RiverPark Long/Short Opportunity Fund

RiverPark/Gargoyle Hedged Value Fund

RiverPark Structural Alpha Fund

BROWN BROTHERS HARRIMAN & CO.	RIVERPARK FUNDS TRUST

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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